                                                                  EXHIBIT (m)(1)

                              AMENDED AND RESTATED
                       MASTER DISTRIBUTION AND INDIVIDUAL
                            SHAREHOLDER SERVICES PLAN

               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
                                 (THE "ISSUER")

                                  ADVISOR CLASS

SECTION 1. DISTRIBUTION FEES

a.   DISTRIBUTION  FEE. For  purposes of paying  costs and expenses  incurred in providing  the  services  set forth in  SECTION 2 below,  the series of the
     Issuer  identified  on SCHEDULE A (the  "Funds")  shall pay the  investment adviser  engaged  by the Funds  (the  "Advisor"),  as paying  agent for the
     Funds,  a fee equal to 25 basis  points  (0.25%)  per annum of the  average daily net assets of the shares of the Funds'  Advisor  Class of shares (the
     "Distribution Fee").

b.   APPLICABILITY  TO NEW FUNDS. If the Issuer desires to add additional  funds to the Plan,  whether  currently  existing or created in the future (a "New
     Fund"),  and the Issuer's Board of Directors (the "Board") has approved the
     Plan for such New Fund as in the  manner  set  forth in  SECTION  4 of this
     Plan, as well as by the then-sole  shareholder  of the Advisor Class shares of such New Fund (if  required by the  Investment  Company Act of 1940 (the
     "1940  Act") or rules  promulgated  under the 1940  Act),  this Plan may be amended to provide that such New Fund will become  subject to this Plan and will pay the Distribution  Fee set forth in SECTION 1(A) above,  unless the
     Board  specifies  otherwise.  After the  adoption of this Plan by the Board with  respect  to the  Advisor  Class of shares  of the New Fund,  the term
     "Funds"  under this Plan  shall  thereafter  be deemed to include  such New
     Fund.

c.   CALCULATION  AND  ASSESSMENT.  Distribution  Fees  under  this Plan will be calculated  and accrued daily by each Fund and paid to the Advisor  monthly or at such other intervals as the Issuer and the Advisor may agree.

SECTION 2. DISTRIBUTION SERVICES

The Advisor  shall use the  Distribution  Fee set forth in SECTION  1(A) of this
Plan to pay for  services  in  connection  with  any  activities  undertaken  or expenses incurred by the distributor of the Funds' shares (the "Distributor") or its affiliates  primarily intended to result in the sale of Advisor Class shares of the Funds,  which  services  may  include,  but are not  limited  to, (A) the payment of sales commissions, ongoing commissions and other payments to brokers, dealers,  financial  institutions or others who sell Advisor Class shares of the
Funds  pursuant  to  Selling   Agreements;   (B)   compensation   to  registered
representatives  or other  employees  of  Distributor  who  engage in or support distribution  of the Funds'  Advisor  Class  shares;  (C)  compensation  to, and expenses  (including  overhead and  telephone  expenses)  of,  Distributor;  (D)
printing of prospectuses,  statements of additional  information and reports for other than existing shareholders; (E) preparation,  printing and distribution of sales literature and advertising  materials provided to the Funds'  shareholders and prospective  shareholders;  (F) receiving and answering  correspondence from prospective  shareholders,  including distributing  prospectuses,  statements of additional information,  and shareholder reports; (G) provision of facilities to answer  questions from  prospective  investors about Fund shares;  (H) complying with federal and state  securities  laws  pertaining to the sale of Fund shares;
(I) assisting  investors in completing  application forms and selecting dividend and other  account  options;  (J)  provision of other  reasonable  assistance in connection with the  distribution of Fund shares;  (K) organizing and conducting of sales  seminars and  payments in the form of  transactional  compensation  or promotional  incentives;  (L)  profit  on the  foregoing;  and  (M)  such  other distribution and service  activities as the Issuer determines may be paid for by the Issuer  pursuant to the terms of this Plan and in accordance with Rule 12b-1 of the  1940  Act;  provided  that if the  Securities  and  Exchange  Commission determines  that any of the foregoing  services are not  permissible  under Rule
12b-1, any payments for such activities will automatically cease.

SECTION 3. INDIVIDUAL SHAREHOLDER SERVICES

The Advisor may engage third parties to provide individual  shareholder services to the  shareholders  of  the  Advisor  Class  shares  ("Individual  Shareholder
Services"). The amount set forth in SECTION 1(A) of this Plan may be paid to the
Advisor  for  expenses  incurred by it as a result of these  arrangements.  Such
Individual  Shareholder  Services and related  expenses relate to activities for which  service  fees may be paid as  contemplated  by the  Conduct  Rules of the
Financial Industry Regulatory Authority ("FINRA"),  and may include, but are not limited to, (A)  individualized  and customized  investment  advisory  services, including the consideration of shareholder  profiles and specific goals; (B) the creation  of  investment  models  and  asset  allocation  models  for use by the shareholder  in selecting  appropriate  Funds;  (C)  proprietary  research about investment  choices  and the market in  general;  (D)  periodic  rebalancing  of shareholder  accounts to ensure  compliance with the selected asset  allocation;
(E) consolidation of shareholder accounts in one place; and (F) other individual services; provided that if FINRA determines that any of the foregoing activities are not permissible, any payment for such activities will automatically cease.

SECTION 4. EFFECTIVENESS

This Plan has been approved by the vote of both (a) the Board and (b) a majority of those members of the Board who are not "interested persons" as defined in the
1940 Act (the "Independent  Members"),  and initially became effective on August
31, 2004.

SECTION 5. TERM

This Plan will  continue  in full force and effect for a period of one year from the date  hereof,  and for  successive  periods  of up to one  year  thereafter, provided that each such  continuance is approved by a majority of (a) the Board, and (b) the Independent Members.

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SECTION 6. REPORTING REQUIREMENTS

The Advisor shall administer this Plan in accordance with Rule 12b-1 of the 1940
Act.  The Advisor  shall  provide to the  Issuer's  Board,  and the  Independent
Members will review and approve in exercise of their fiduciary  duties, at least quarterly,  a written  report of the  amounts  expended  under  this Plan by the
Advisor  with  respect to the Advisor  Class  shares of each Fund and such other information as may be required by the 1940 Act and Rule 12b-1 thereunder.

SECTION 7. TERMINATION

This Plan may be  terminated  without  penalty  at any time with  respect to the
Advisor Class shares of any Fund by the vote of a majority of the Board,  by the vote of a majority of the Independent  Members,  or by the vote of a majority of the  outstanding  shares of the Advisor Class of that Fund.  Termination  of the
Plan with  respect to the Advisor  Class  shares of one Fund will not affect the continued effectiveness of this Plan with respect to the Advisor Class shares of any other Fund.

SECTION 8. AMENDMENTS TO THIS PLAN

This Plan may not be amended to increase materially the amount of compensation a
Fund is  authorized  to pay under  SECTION 1 hereof  unless  such  amendment  is approved in the manner  provided for in SECTION 4 hereof,  and such amendment is further  approved by a majority of the outstanding  shares of the Fund's Advisor
Class, and no other material  amendment to the Plan will be made unless approved in the manner provided for approval and annual renewal in SECTION 4 hereof.

SECTION 9. RECORDKEEPING

The Issuer will preserve copies of this Plan (including any amendments  thereto)
and any related agreements and all reports made pursuant to SECTION 5 hereof for a period of not less than six years  from the date of this  Plan,  the first two years in an easily accessible place.

IN WITNESS WHEREOF, the Issuer has executed this Plan as of May 28, 2008.

                                  AMERICAN CENTURY ASSET ALLOCATION
                                      PORTFOLIOS, INC.

                                  By:   /s/  Charles A. Etherington
                                        ----------------------------------------
                                        Charles A. Etherington
                                        Senior Vice President

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                                   SCHEDULE A

                       FUNDS OFFERING ADVISOR CLASS SHARES

FUND                                                        DATE PLAN ADOPTED
----                                                        -----------------
AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
>>  LIVESTRONG 2015 Portfolio                               August 31, 2004
>>  LIVESTRONG 2025 Portfolio                               August 31, 2004
>>  LIVESTRONG 2035 Portfolio                               August 31, 2004
>>  LIVESTRONG 2045 Portfolio                               August 31, 2004
>>  LIVESTRONG Income Portfolio                             August 31, 2004
>>  LIVESTRONG 2020 Portfolio                               May 28, 2008
>>  LIVESTRONG 2030 Portfolio                               May 28, 2008
>>  LIVESTRONG 2040 Portfolio                               May 28, 2008
>>  LIVESTRONG 2050 Portfolio                               May 28, 2008

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